EXHIBIT 99.1

              [LOGO OF FRANCE TELECOM] [LOGO OF NTL INCORPORATED]

                                                          FOR IMMEDIATE RELEASE

                     NTL Mobile withdraws from UMTS auction

New York,  New York  (April 27,  2000) - NTL  Incorporated  (Nasdaq  and Easdaq:
NTLI), and France Telecom today confirmed that NTL Mobile, their joint venture created to take part in the UK government auction for a UMTS license, is withdrawing from the said auction.

NTL and France Telecom will continue to reinforce their partnership in the UK market and will consider new opportunities to provide UK consumers and businesses with convergent multimedia wireless services.

Barclay Knapp, CEO and President of NTL, said:

"We entered the auction with a robust business plan for offering fixed and mobile services. We still believe in that plan, but now believe that other strategies for achieving it offer higher and better rates of return for our stakeholders. We wish the winners good luck in the future."

For information, please contact:

NTL (U.S.):
John F. Gregg, Chief Financial Officer
Richard J. Lubasch, Executive Vice President - General Counsel
Bret Richter, Vice President - Corporate Finance and Development
Erik Tamm, Investor Relations
Tel: (212) 906-8440
Or e-mail:  investor-relations@ntli.com

NTL (UK):
Will Robson
Alison Kirkwood
Tel: +44 1256 752 000

France Telecom Press Office:
Nilou Ducastel/Genia Vargaftig
Tel: +33 1 44 44 93 93
Fax: +33 1 44 44 80 34
www.francetelecom.com